Exhibit 99.1

Press Contact:

Will Thoretz

+1 203 517 3119

will.thoretz@isg-one.com

Investor Contact:

David Berger

+1 203 517 3104

david.berger@isg-one.com

Information Services Group Announces

Fourth-Quarter and Full-Year Financial Results

•                  Record fourth-quarter revenues of $67.9 million; operating income of $3.3 million; GAAP EPS loss of -$0.02; adjusted EBITDA of $8.6 million; adjusted EPS of $0.05

•                  Record full-year 2018 revenues of $275.8 million

•                  Full-year operating income of $12.7 million; GAAP EPS of $0.12, up $0.17

•                  Full-year adjusted EBITDA of $33.0 million; adjusted EPS of $0.37, up $0.12

•                  Delivers strong full-year cash flow from operating activities of $19.1 million, up 67%; lowers debt by $17.6 million

•                  Announces new partnerships for ISG’s Automation business and seeks additional value creation opportunities

•                  Tops $100 million in full-year digital revenues for the first time

•                  Plans to increase stock buybacks in 2019

•                  Sets 2019 guidance: revenues between $276-$285 million, adjusted EBITDA between $33-$35 million

STAMFORD, Conn., March 14, 2019 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“2018 was another year of great progress for ISG,” said Michael P. Connors, chairman and CEO. “Continuing our Go Digital journey, we delivered record revenues in both the fourth quarter and full year as we focused on evolving our product and service portfolio to meet the growing digital needs of our clients. Digital services represented more than 45 percent of our revenues in the fourth quarter and for the full year topped $100 million for the first time. We expect these numbers to increase as more of our work focuses on helping clients transform their businesses for greater efficiency and faster growth.

“We delivered a particularly strong performance in Europe, with revenues up 18 percent in the fourth quarter and 15 percent for the year, driven by increasing penetration of our digital services across all markets. Our fourth-quarter and full-year revenue in the Americas, meanwhile, was impacted by sluggishness in the U.S. public sector business and the timing of several client engagements.

“ISG continues to grow both in importance and value with our clients, especially as we guide them on their digital transformation journeys. That gives us great confidence in our growth prospects for the future.”

Fourth-Quarter 2018 Results

Revenues for the fourth quarter reached a record $67.9 million, compared with $66.6 million in the prior-year quarter, an increase of 4 percent in constant currency (2 percent on a reported basis). Currency negatively impacted reported revenues by $1.1 million versus the prior year. Reported revenues were $25.3 million in Europe (up 21 percent in constant currency and 18 percent on a reported basis), $38.1 million in the Americas (down 3 percent), and $4.5 million in Asia Pacific (down $1.4 million).

ISG reported fourth-quarter operating income of $3.3 million, compared with operating income of $4.0 million in the fourth quarter of 2017. The net loss for the fourth quarter was $0.9 million, compared with a net loss of $2.7 million in the fourth quarter of 2017. Reported fully diluted loss per share was $0.02, compared with a fully diluted loss per share of $0.06 for the same period in 2017. Included in the net loss was $1.6 million and $2.1 million of income tax expense for the fourth quarters of 2018 and 2017, respectively, related to changes in the U.S. federal tax code under the Tax Cuts and Jobs Act (“TCJA”).

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the 2018 fourth quarter was $2.3 million, or $0.05 per share on a fully diluted basis, compared with adjusted net income of $0.1 million, or $0.00 per share on a fully diluted basis, in the prior year’s fourth quarter. Fourth-quarter 2018 adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $8.6 million, compared with $8.9 million in last year’s fourth quarter.

Full-Year 2018 Results

ISG reported record full-year 2018 revenues of $275.8 million, an increase of 2 percent on a reported basis and 1 percent on a constant-currency basis from $269.6 million in the prior year. Currency positively impacted reported revenues by $2.8 million versus 2017. Reported revenues were $95.1 million in Europe (up 15 percent on a reported basis and 11 percent in constant currency), $159.1 million in the Americas (down 2 percent) and $21.5 million in Asia Pacific (down $3.3 million).

ISG reported operating income for the full year of $12.7 million, a $3.5 million increase from 2017 operating income of $9.2 million. Intangible amortization decreased by $4.5 million versus 2017 due to prior year intangibles being fully amortized. Net income for 2018 was $5.7 million, compared with a net loss of $2.1 million in the prior year. Included in net income for 2018 was a reversal of $2.8 million in tax accruals, of which $0.9 million was offset by a charge to SG&A associated with contingent consideration related to prior acquisitions. Included in the net income for 2018 and the net loss for 2017 was $1.6 million and $2.1 million of income tax expense, respectively, related primarily to changes in the U.S. federal tax code under TCJA. Reported fully diluted income per share for 2018 was $0.12 versus a loss per share of $0.05 in 2017.

Adjusted 2018 net income of $17.0 million was up 56 percent versus adjusted net income of $10.9 million in 2017. Diluted adjusted earnings per share for 2018 increased by 48 percent, to $0.37, compared with $0.25 in 2017. Adjusted EBITDA of $33.0 million in 2018 compares with $33.5 million in the prior year.

ISG Automation

“ISG Automation is growing in value for both our clients and our firm,” said Connors. Last month, ISG formed a partnership with WorkFusion and in the fourth quarter with UiPath, both leading robotic process automation (RPA) software companies, to leverage their software in helping ISG clients automate key business processes across the enterprise. With the addition of WorkFusion and UiPath, ISG is now partnering with four of the world’s top automation software companies to bring the benefits of business process automation to ISG clients.

“Given the growing demand and market valuations for RPA, we continue to seek opportunities to create additional value in this business,” said Connors.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $18.6 million at December 31, 2018, an increase of $5.1 million, or 38 percent, from September 30, 2018. The increase in cash balances from September 30, 2018 was principally attributable to operating results and collections. Net Cash Provided by Operating Activities of $19.1 million in 2018 was up 67 percent versus the prior year. Total outstanding debt at December 31, 2018 was $99.1 million, compared with $116.7 million at December 31, 2017. ISG expects to reduce its debt by an additional 8 to 10 percent in 2019.

2019 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2019, ISG is targeting revenues of between $276-$285 million and adjusted EBITDA of between $33-$35 million. We expect currency headwinds to impact results in the first half and we are taking a cautious approach to the macro-economic environment. We anticipate the next update to our guidance will be in August, when we announce second-quarter results,” said Connors.

Returning Cash to Shareholders

“With the filing of our first-quarter 2019 results in May, we anticipate being able to accelerate the return of cash to our shareholders during 2019, including increasing our share repurchases under our current $12 million board authorization,” said Connors.

Conference Call

ISG has scheduled a call for 9 a.m., Eastern Time, Friday, March 15, 2019, to discuss the company’s fourth-quarter and full-year results. The call can be accessed by dialing 1-800-239-9838 or, for international callers by dialing 001-323-794-2551. The access code is 2251145. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” “target,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions and other value-creation opportunities; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and twelve months ended December 31, 2018 and December 31, 2017. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, change in contingent consideration, acquisition-related costs, tax indemnity receivable, and severance and integration expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, change in contingent consideration, acquisition-related costs, and severance and integration expense, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly-

titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP nor should such amounts be considered in isolation Management believes this information facilitates comparison of underlying results over time.   Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including more than 70 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Revenues	$67,901	$66,612	$275,769	$269,554
Operating expenses
Direct costs and expenses for advisors	38,160	37,477	159,921	156,630
Selling, general and administrative	24,502	22,231	95,400	91,046
Depreciation and amortization	1,899	2,948	7,771	12,721
Operating income	3,340	3,956	12,677	9,157
Interest income	3	13	116	107
Interest expense	(1,548)	(1,689)	(6,688)	(6,821)
Foreign currency transaction (loss) gain	(12)	(51)	7	(343)

Income before taxes	1,783	2,229	6,112	2,100
Income tax provision	2,635	4,879	435	4,198
Net (loss) income	(852)	(2,650)	5,677	(2,098)
Net income attributable to non-controlling interest	—	—	—	32
Net (loss) income attributable to ISG	$(852)	$(2,650)	$5,677	$(2,130)

Weighted average shares outstanding:
Basic	45,219	43,423	44,673	43,025
Diluted	45,219	43,423	46,067	43,025

(Loss) earnings per share attributable to ISG:
Basic	$(0.02)	$(0.06)	$0.13	$(0.05)
Diluted	$(0.02)	$(0.06)	$0.12	$(0.05)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net (loss) income attributable to ISG	$(852)	$(2,650)	$5,677	$(2,130)
Plus:
Net income attributable to non-controlling interest	—	—	—	32
Interest expense (net of interest income)	1,545	1,676	6,572	6,714
Income taxes	2,635	4,879	435	4,198
Depreciation and amortization	1,899	2,948	7,771	12,721
Change in contingent consideration	3	(226)	380	882
Acquisition-related costs(1)	332	50	613	1,236
Severance and integration expense	363	103	801	1,617
Tax indemnity receivable	—	—	931	454
Foreign currency transaction loss (gain)	12	51	(7)	343
Non-cash stock compensation	2,631	2,055	9,862	7,439
Adjusted EBITDA	$8,568	$8,886	$33,035	$33,506

Net (loss) income attributable to ISG	$(852)	$(2,650)	$5,677	$(2,130)
Plus:
Non-cash stock compensation	2,631	2,055	9,862	7,439
Intangible amortization	1,236	2,381	5,032	9,514
Change in contingent consideration	3	(226)	380	882
Acquisition-related costs(1)	332	50	613	1,236
Severance and integration expense	363	103	801	1,617
Foreign currency transaction loss (gain)	12	51	(7)	343
Tax effect (2)	(1,465)	(1,677)	(5,338)	(7,992)
Adjusted net income	$2,260	$87	$17,020	$10,909

Weighted average shares outstanding:
Basic	45,219	43,423	44,673	43,025
Diluted	45,219	43,423	46,067	43,025

Adjusted earnings per share:
Basic	$0.05	$0.00	$0.38	$0.25
Diluted	$0.05	$0.00	$0.37	$0.25

(1)              Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.

(2)              Marginal tax rate of 32.0% and 38.0% applied, respectively.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2018	Three Months Ended	Constant currency	December 31, 2017
	December 31, 2018	impact	Adjusted	December 31, 2017	impact	Adjusted
Revenue	$67,901	$588	$68,489	$66,612	$(492)	$66,120
Operating income	$3,340	$53	$3,393	$3,956	$9	$3,965
Adjusted EBITDA	$8,568	$42	$8,610	$8,886	$(2)	$8,884

			Twelve Months Ended			Twelve Months Ended
	Twelve Months Ended	Constant currency	December 31, 2018	Twelve Months Ended	Constant currency	December 31, 2017
	December 31, 2018	impact	Adjusted	December 31, 2017	impact	Adjusted
Revenue	$275,769	$(1,472)	$274,297	$269,554	$1,318	$270,872
Operating income	$12,677	$(61)	$12,616	$9,157	$529	$9,686
Adjusted EBITDA	$33,035	$(100)	$32,935	$33,506	$517	$34,023